UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2022

DIGITAL ALLY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-33899	20-0064269
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14001 Marshall Drive, Lenexa, KS 66215

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (913) 814-7774

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, $0.001 par value	DGLY	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, on January 14, 2021, Digital Ally, Inc., a Nevada corporation (the “Company”) issued to two accredited investors (the “Investors”) common stock purchase warrants (collectively, the “January 2021 Warrants”) to purchase up to an aggregate of 10,000,000 shares of common stock of the Company, par value $0.001 per share (the “Common Stock”), exercisable for at an initial exercise price of $3.25 per share, subject to certain adjustments as provided in the January 2021 Warrants (the “January 2021 Issuance”). The January 2021 Issuance was disclosed by the Company on a Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on January 15, 2021.

In addition, as previously disclosed, on January 27, 2021, the Company issued to the Investors common stock purchase warrants dated February 1, 2021 (collectively, the “February 2021 Warrants”) to purchase up to an aggregate of 14,300,000 shares of Common Stock. Thereafter, and also as previously disclosed, on August 19, 2021, the Company entered into a Warrant Exchange Agreement with the Investors cancelling February 2021 Warrants exercisable for an aggregate of 7,681,540 shares of Common Stock in consideration for the issuance by the Company to the Investors of new common stock purchase warrants (collectively, the “August 2021 Exchange Warrants”) exercisable for an aggregate of up to 7,681,540 shares of Common Stock, an initial exercise price of $3.25 per share, subject to certain adjustments as provided in the August 2021 Exchange Warrants. The Company also issued to the Investors common stock purchase warrants (collectively, the “August 2021 Replacement Warrants”) replacing the February 2021 Warrants for the remaining shares of Common Stock exercisable thereunder, representing an aggregate of 6,618,460 shares of Common Stock, exercisable for at an initial exercise price of $3.25 per share, subject to certain adjustments as provided in the August 2021 Replacement Warrants (the issuance of the August 2021 Exchange Warrants and the August 2021 Replacement Warrants, collectively, the “August 2021 Issuance”). The August 2021 Issuance was disclosed by the Company on a Current Report on Form 8-K filed with the SEC on August 19, 2021.

On August 23, 2022, the Company entered into an Exchange Agreement (collectively, the “New Warrant Exchange Agreements”) with each of the Investors, pursuant to which the Company agreed to issue to the Investors an aggregate of 6,075,000 shares of Common Stock in exchange for the cancellation by the Investors of the January 2021 Warrants, the August 2021 Exchange Warrants and the August 2021 Replacement Warrants. Each of the New Warrant Exchange Agreements provides that, for a period of 60 days, the Company will not issue shares of Common Stock or securities convertible into shares of Common Stock, or otherwise file any registration statement with respect to the issuance of such securities, subject in each case to certain exceptions described more fully in the New Warrant Exchange Agreements.

The foregoing description of each of the New Warrant Exchange Agreements is qualified in its entirety by reference to the full text of the New Warrant Exchange Agreements, a form of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

Item 3.02. Unregistered Sale of Equity Securities.

The information included in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02. The shares of Common Stock issued in exchange for the January 2021 Warrants, the August 2021 Exchange Warrants and the August 2021 Replacement Warrants were issued in reliance on Section 3(a)(9) of the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

The following documents are filed as exhibits to this report:

Exhibit No.	Description
Exhibit 10.1	Form of Exchange Agreement.
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 23, 2022

Digital Ally, Inc.

By:	/s/ Stanton E. Ross
Name:	Stanton E. Ross
Title:	Chairman, President and Chief Executive Officer